FOR IMMEDIATE RELEASE

Briggs & Stratton Provides a Business Update Related to COVID-19 Impact

Milwaukee, WI (March 31, 2020) – Briggs & Stratton Corporation (NYSE: BGG) (the company) today announced a business update related to the COVID-19 pandemic.

To protect the health, safety and well-being of its employees, customers, channel partners and the public, the company continues to implement preventative measures while also seeking to meet the needs of its global customers as an essential supplier to their businesses. These measures include more frequent and deeper cleaning of facilities; using appropriate social distancing practices; working remotely when possible; restricting business travel; cancelling certain events; and restricting visitor access to facilities.

In response to the spread of COVID-19, uncertain economic conditions resulting in reduced demand and potential constraints on its supply chain, the company is reducing manufacturing activity at several of its manufacturing facilities and has temporarily shut down others. The company is also taking other actions to manage operating expenses in this fluid business environment. It will continue to monitor the situation and adjust manufacturing and other operations as the situation warrants.

Despite the reduced production, the company believes it is well-positioned with finished goods inventories in most categories to meet expected customer demand, as well as with aftermarket parts to support dealers worldwide in the repair and maintenance of products. The company is closely monitoring the situation and proactively taking actions needed to keep people safe and to supply the market during this spring season.

At this time, it is difficult to estimate the magnitude of the impact of the COVID-19 pandemic on the company’s business, financial position, results of operations or liquidity. The magnitude of the impact, which could be material, will be determined by the duration and span of the pandemic, operational disruptions including those resulting from government actions and the overall impact on the economy. The company expects that its fiscal third and fourth quarter results will be adversely impacted by the global pandemic. As a result, the company is withdrawing its financial outlook for the fiscal year ending June 28, 2020. An update will be provided in the company’s fiscal third quarter announcement of financial results and conference call.

Forward-looking Statement
This release contains certain forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those projected in the forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “plan,” “project,” and similar expressions are intended to identify forward-looking statements. The forward-looking statements are based on the Company’s current views and assumptions and involve risks and uncertainties that include, among other things, the impact of the COVID-19 pandemic on the Company’s business, financial position, results of operations and liquidity; the ability to successfully forecast demand for its products; changes in interest rates and foreign exchange rates; the effects of weather on the purchasing patterns of consumers and original equipment manufacturers (OEMs); actions of engine manufacturers and OEMs with whom the Company competes; changes in laws and regulations, including U.S. tax reform, changes in tax rates, laws and regulations as well as related guidance; imposition of new, or changes in existing, duties, tariffs and trade agreements; changes in customer and OEM demand; changes in prices of raw materials and parts that the Company purchases; changes in domestic and foreign economic conditions (including effects from the U.K.’s decision to exit the European Union); the ability to bring new production capacity on line efficiently and with good quality; outcomes of legal proceedings and claims; the ability to realize anticipated savings from the business optimization program and restructuring actions; the ability to maintain or obtain adequate sources of liquidity and access to debt markets; and other factors disclosed from time to time in the Company’s SEC filings or otherwise, including the factors discussed in Item 1A, Risk Factors, of the Company’s Annual Report on Form 10-K and in its periodic reports on Form 10-Q. In addition, the effects of the COVID-19 pandemic, including actions taken by individuals, businesses, government agencies and others in response to COVID-19, may aggravate the impact on our business of the risk factors identified in our Annual Report on Form 10-K. The Company undertakes no obligation to update forward-looking statements made in this release to reflect events or circumstances after the date of this release.

Source: Briggs & Stratton Corporation

Investor Relations Contact:
Mark A. Schwertfeger, Senior Vice President & Chief Financial Officer
800.365.2759

Media Relations Contact:
Rick Carpenter, Vice President Corporate Marketing
414.259.5916
###